SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): February 17, 2006


                            WESTERN TRANSITIONS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)



            Nevada                    000-29545                  86-0972630
            ------                    ---------                  ----------
(State or other jurisdiction   (Commission File Number)    (IRS Employer ID No.)
       of incorporation)

                       2140 West Charleston Blvd., Suite B
                               Las Vegas, NV 89102
                               -------------------
               (Address of principal executive offices) (Zip Code)


                                 (702) 382-5498
                                 --------------
              (Registrant's telephone number, including area code)

                                2920 N. Swan Road
                                    Suite 206
                                Tucson, AZ 85712
                                ----------------
                                (Former address)

Item 3.02. Unregistered Sales of Equity Securities.

In December 2005, we filed a report on Form 8-K, advising that we had completed a private offering of units, each unit consisting of one (1) share of our common stock and one half (1/2) warrant, each warrant exercisable to purchase one share of our common stock at an exercise price of 1.50 per share (unless reduced by our Board of Directors, in their sole discretion), during an exercise period of one (1) year, unless extended by our Board of Directors, also in their sole discretion. As a result of the termination of the Share Exchange Agreement described below, we have decided to provide the investors in this private offering a right of rescission of their investment that they have elected to accept.

Item 8.01. Other Events

On Friday, February 17, 2006, we received notice from Gotaplay Interactive, Inc. that they elected to terminate that certain Share Exchange Agreement previously executed by and between the parties on or about December 21, 2005, effective immediately.

Item 9.01. Financial Statements and Exhibits

     Exhibits     Description
     ------------------------

     99.1         Press Release dated February 27, 2006.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   February  27,  2006            WESTERN TRANSITIONS, INC.
                                        (Registrant)


                                        By:  s/Alex Zukovs
                                           ------------------------------------
                                           Alex Zukovs, President



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